UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

RELAY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39385	47-3923475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 370-8837

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RLAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 19, 2026, Relay Therapeutics, Inc. (the "Company") issued a press release announcing initial clinical data from the Phase 2 ReInspire trial of zovegalisib in vascular anomalies, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. The Company hosted a conference call and live webcast to discuss the initial clinical data on May 19, 2026 at 8:00 a.m. E.T. The Company has made available a slide presentation to accompany the call, a copy of which is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 19, 2026, the Company announced initial clinical data from the Phase 2 ReInspire trial of zovegalisib in vascular anomalies. The ReInspire trial is an ongoing Phase 2 study designed to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics, and efficacy of zovegalisib in adults and children with vascular anomalies driven by PIK3CA mutation.

The data reported today are from Part 1 of the study in the adults and adolescents cohort (patients 12 years or older), which featured randomized dose selection across three doses. As of the April 15, 2026 data cut-off date (the "Data Cut-Off Date"), 32 total patients were enrolled and randomized to the following dose cohorts: N=11 at 100mg twice daily ("BID"), N=11 at 300mg BID, and N=10 at 400mg BID. Of the patients enrolled, 22 had PIK3CA-related overgrowth spectrum ("PROS"), 8 had a lymphatic malformation ("LM"), and 2 had a venous malformation ("VeM"). 23 patients (72%) had prior treatment with sirolimus and/or alpelisib, which was allowed in the study.

Unless indicated otherwise, all data reported are as of the Data Cut-Off Date.

Initial Efficacy Data

Of the 32 patients enrolled, 20 have been evaluated for efficacy per volumetric response assessment by blinded independent central review ("BICR"), which is assessed by MRI every 12 weeks. The remaining 12 patients had not reached the 12-week timepoint. A response is defined by a 20% or greater reduction in target lesion(s) volume from baseline.

Of the 20 response-evaluable patients, 15 had PROS, 4 had a LM, and 1 had a VeM. Of patients with a confirmed PIK3CA mutation, 25% of patients had a kinase mutation and 55% had a non-kinase mutation, while 20% had no PIK3CA mutation documented at the time of the Data Cut-Off Date. 65% had been previously treated with alpelisib or sirolimus (35% had been treated by both). All 32 patients remained on treatment as of the Data Cut-Off Date.

For the 20 response-evaluable patients:

•
60% of patients had a volumetric response with all responses coming at the first MRI;
o
Of the 13 patients treated at 300mg BID or 100mg BID, 8 (62%) had a volumetric response;
o
Of the 13 patients previously treated with alpelisib and/or sirolimus, 8 (62%) had a volumetric response;
o
Responses were observed in patients with PROS and LM;
o
Responses were observed across a spectrum of PIK3CA mutations;
•
Four responding patients had a 24-week scan, and all showed confirmation of response with deepening of reduction of lesion volume;
•
95% of patients experienced lesion reduction;
•
After the Data Cut-Off Date, one 100mg BID patient that did not have a volumetric response as of the Data Cut-Off Date has converted to an unconfirmed response resulting in a 100mg BID volumetric response rate of 43% (3/7), a volumetric response rate of 69% (9/13) for patients treated at 300mg BID or 100mg BID, and a volumetric response rate of 65%(13/20) across doses; and
o
None of the other response-evaluable patients' response statuses have changed since the Data Cut-Off Date.

Initial Patient and Clinician Reported Outcomes

Clinical outcome assessments of symptoms, including investigator- and patient-global impression of change ("IGIC" and "PGIC") and pain measured by investigator assessment of disease-related signs and symptoms ("IADRSS"), are being measured as secondary endpoints in the study. IGIC, PGIC, and IADRSS measures are each a seven point, single-item scale asking patients and clinicians to rate how their condition has improved or worsened since the start of treatment.

At week 12, IGIC and PGIC scores demonstrated clinical improvement in 89% and 79% of patients, respectively, and IADRSS Pain scores demonstrated clinical improvement for 71% of pain symptoms. Clinical outcome scores across all three measures trended towards further improvement for later timepoints.

The Company has developed a fit-for-purpose patient-reported outcome tool specifically for use within the trial patient population, which is in the process of being incorporated into the ReInspire trial.

Initial Safety and Tolerability Data

The safety profile of zovegalisib was assessed across a wide dose range, spanning from 100mg BID to 400mg BID (the dose being evaluated in the ongoing Phase 3 trial in metastatic breast cancer). The overall tolerability profile was generally as expected and consistent with mutant-selective PI3Kα inhibition. Rates of treatment-related adverse events ("TRAEs") and dose modifications were proportional to dose level, allowing for further dose optimization intended to identify go-forward doses suitable for chronic treatment.

Among the 22 patients treated at 100mg and 300mg BID:

•
Dose reductions were seen in 23% of patients, with no dose discontinuations;
o
Median dose intensity was greater than 99%;
•
Only 2 patients (9%) experienced a Grade 3+ TRAE;
•
Common adverse events associated with wild-type PI3Kα inhibition were low-grade, manageable, and reversible;
o
No rash or stomatitis of any grade was observed, and no grade 3 hyperglycemia or diarrhea was observed; and
•
No prophylactic treatment was administered for management of any adverse event.

The 400mg BID dose, while not a formal maximum tolerated dose, showed a safety profile that was not optimal for this patient population and is deprioritized for further development.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and certain materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the Company's strategy, business plans and focus; the progress, timing and results of the clinical development of the programs across the Company's portfolio; the progress of enrollment and timing of clinical data readouts for zovegalisib; the expected therapeutic benefits and potential, efficacy, safety and tolerability of zovegalisib, both as a monotherapy and in combination with other agents, and its other programs; the therapeutic potential of the clinical data for zovegalisib; the potential uses, implementation and development of the Company's patient-reported outcome tool; the execution of the Phase 3 ReDiscover-2 trial of zovegalisib plus fulvestrant; the execution of the frontline Phase 3 readiness activities for zovegalisib plus atirmociclib plus aromatase inhibitor as well as the timing of any such trial; the interactions with regulatory authorities and the timing of any regulatory updates or approvals, and any related actions or decisions; and the potential commercialization and market opportunity for zovegalisib. The words “may,” “might,” “will,” “could,” “would,” “should,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions, or the negative thereof, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this Current Report on Form 8-K and certain materials furnished or filed herewith are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K and certain materials furnished or filed herewith, including, without limitation, risks associated with: the impact of global economic uncertainty, geopolitical instability and conflicts, or public health epidemics or outbreaks of an infectious disease on countries or regions in which the Company has operations or does business, as well as on the timing and anticipated results of its clinical trials, strategy, future operations and profitability; significant political, trade or regulatory developments, such as tariffs, beyond the Company's control; the delay or pause of any current or planned clinical trials or the development of the Company's drug candidates; the risk that the preliminary or interim results of its preclinical or clinical trials may not be predictive of future or final results in connection with future clinical trials of its product candidates and that interim and early clinical data may change as more patient data become available and are subject to audit and verification procedures; the Company's ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of its planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company's views only as of the date of this Current Report on Form 8-K and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release issued by Relay Therapeutics, Inc. on May 19, 2026, furnished herewith.
99.2	Corporate presentation, dated May 19, 2026, furnished herewith.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELAY THERAPEUTICS, INC.

Date:	May 19, 2026	By:	/s/ Soo-Yeun Lim
Soo-Yeun Lim General Counsel